Exhibit 10.1

EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this ___ day of __________, 2001, between Affiliated Bank, Bedford, Texas (hereinafter referred to as the "Bank" whether in mutual or stock form), and Garry J. Graham (the "Employee").

       WHEREAS, the Employee is currently serving as President of the Bank; and

       WHEREAS, the Bank has adopted a plan of conversion whereby the Bank will convert to capital stock form (the "Conversion") as the subsidiary of BancAffiliated, Inc. (the "Holding Company"), subject to the approval of the Bank's members and the Office of Thrift Supervision (the "OTS"); and

       WHEREAS, the board of directors of the Bank ("Board of Directors") recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Holding Company and/or the Bank may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Bank, the Holding Company and their respective stockholders; and

       WHEREAS, the Board of Directors believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Holding Company or the Bank, although no such change is now contemplated; and

       WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 2 hereof;

       NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

       1.  Definitions.

           (a) The term "Change in Control" means (1) an acquisition of securities of the Company or the Bank that is determined by the Board of Directors to constitute an acquisition of control of the Company or the Bank within the meaning of the Home Owners' Loan Act, as amended, and 12 C.F.R. Part 574 as in effect on the date hereof or within the meaning of the Change in Bank Control Act, 12 U.S.C. § 1817(j), and applicable regulations thereunder; (2) an event that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities; (4) individuals who are members of the board of directors of the Bank or the Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director
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subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (5) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Holding Company or a similar transaction in which the Bank or the Holding Company is not the resulting entity. The term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Holding Company or the acquisition of securities of the Bank by the Holding Company in connection with the Conversion.

           b) The term "Commencement Date" means the date of completion of the Conversion.

           (c) The term "Date of Termination" means the earlier of (1) the date upon which the Bank gives notice to the Employee of the termination of the Employee's employment with the Bank or (2) the date upon which the Employee ceases to serve as an employee of the Bank.

           (d) The term "Involuntary Termination" means termination of the employment of Employee without the Employee's express written consent, and shall include a material diminution of or interference with the Employee's duties, responsibilities and benefits as President of the Bank, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of a 30 mile radius from the Bank's headquarters office as of the date hereof; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of other Bank personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank- or Holding Company-wide reduction in staff; (4) a material adverse change in the Employee's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Holding Company; and (5) a material permanent increase in the required hours of work or the workload of the Employee. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

          (e)  The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

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       2. Term. The term of this Agreement shall be a period of three years commencing on the Commencement Date, subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that (1) the Bank has not given notice to the Employee in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further; and (2) prior to such anniversary, the Board of Directors of the Bank explicitly reviews and approves the extension. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

       3. Employment. The Employee is employed as President of the Bank. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Bank as the Board of Directors may prescribe from time to time. The Employee shall diligently consult with the Board of Directors concerning the Bank's policies and shall devote his full business time and attention and his best efforts to his duties as President of the Bank.

       4. Compensation.

           (a) Salary. The Bank agrees to pay the Employee during the term of this Agreement the salary established by the Board of Directors, which shall be at least $112,000 per year, in regular increments in accordance with the Bank's normal payroll practices and subject to customary withholding. Provided that the Bank is "well capitalized" as defined in the prompt corrective action regulations of the OTS and the Bank has received one of the two highest composite ratings in its most recent safety and soundness examination, the Employee's salary shall be increased from time to time to:

           (i) $127,000 per year in the event that the Bank's pre-tax earnings for the fiscal year most recently ended are at least $400,000 but less than $600,000,

           (ii) $143,000 per year in the event that the Bank's pre-tax earnings for the fiscal year most recently ended are at least $600,000 but less than $800,000,

           (iii) $158,000 per year in the event that the Bank's pre-tax earnings for the fiscal year most recently ended are at least $800,000 but less than $1,000,000, and

           (iv) $173,000 per year in the event that the Bank's pre-tax earnings for the fiscal year most recently ended are at least $1,000,000.

Increases in salary shall take effect on January 1. The Employee's salary in effect from time to time during the term of this Agreement shall not thereafter be reduced. Adjustments in salary or other compensation shall not limit or reduce any other obligation of the Bank under this Agreement.

           (b) Discretionary Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Bank in such discretionary bonuses, if any, as are authorized and declared by the Board of Directors for executive employees. No other compensation

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provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors.

           (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Bank, provided that the Employee accounts for such expenses as required under such policies and procedures.

       5. Benefits.

           (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in all plans relating to stock and stock options, pension, thrift, profit-sharing, group life insurance, medical and dental coverage, education, cash bonuses, and other retirement (including supplemental retirement) or employee benefits or combinations thereof, in which the Bank's executive officers participate from time to time during the term of this Agreement.

           (b) Fringe Benefits. The Employee shall be eligible to participate in, and receive benefits under, any fringe benefit plans which are or may become applicable to the Bank's executive officers.

           (c) Automobile Allowance. The Employee shall be entitled to an automobile allowance in such amounts and under such terms as the Board of Directors shall determine from time to time.

       6. Vacations; Leave. The Employee shall be entitled to annual paid vacation in accordance with the policies established by the Bank's Board of Directors for executive officers and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

       7. Termination of Employment.

(a) Involuntary Termination. The Board of Directors may terminate the Employee's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination other than in connection with or within 12 months after a Change in Control, (1) the Bank shall pay to the Employee during the remaining term of this Agreement the Employee's salary at the rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Employee under Section 4(a) if the Employee had continued to be employed by the Bank, and (2) the Bank shall provide to the Employee during the remaining term of this Agreement health benefits as maintained by the Bank for the benefit of its executive officers from time to time during the remaining term of the Agreement or substantially the same health benefits as the Bank maintained for its executive officers immediately prior to the Date of Termination.

           (b) Termination for Cause. In the event of Termination for Cause, the Bank shall pay the Employee the Employee's salary through the Date of Termination, and the Bank shall have no further obligation to the Employee under this Agreement.

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           (c) Voluntary Termination. The Employee's employment may be voluntarily terminated by the Employee at any time upon 60 days' written notice to the Bank or such shorter period as may be agreed upon between the Employee and the Board of Directors of the Bank. In the event of such voluntary termination, the Bank shall be obligated to continue to pay to the Employee the Employee's salary and benefits only through the Date of Termination, at the time such payments are due, and the Bank shall have no further obligation to the Employee under this Agreement.

           (d) Change in Control. In the event of Involuntary Termination in connection with or within 12 months after a Change in Control which occurs at any time while the Employee is employed under this Agreement, the Bank shall, subject to Section 8 of this Agreement, (1) pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination an amount equal to 299% of the Employee's "base amount" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); and (2) provide to the Employee during the remaining term of this Agreement such health benefits as are maintained for executive officers of the Bank from time to time during the remaining term of this Agreement.

           (e) Death; Disability. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank the salary of the Employee at the rate in effect prior to his death through the remaining term of this Agreement. If the Employee becomes disabled as defined in the Bank's then current disability plan, if any, or if the Employee is otherwise unable to serve as President, the Employee shall be entitled to receive group and other disability income benefits of the type, if any, then provided by the Bank for executive officers. If the Employee is disabled to the extent that, even after making all reasonable accommodations required by applicable federal or state law, the Employee has been unable to perform his duties and responsibilities for a period of 90 consecutive days, as determined by the Board of Directors in its sole and absolute discretion, the Bank may terminate the employment of the Employee and the Employee (or his estate or such person as he may previously have designated in writing) shall be entitled to receive from the Bank his salary at the rate in effect prior to such termination through the remaining term of this Agreement.

           (f) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

           (g) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

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           (h) Default of the Bank. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

           (i) Termination by Regulators. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (1) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

       8. Certain Reduction of Payments by the Bank.

           (a) Notwithstanding any other provision of this Agreement, if the value and amounts of benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee in connection with a Change in Control would cause any amount to be nondeductible by the Bank or the Holding Company for federal income tax purposes pursuant to Section 280G of the Code, then amounts and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by the Bank or the Holding Company pursuant to or by reason of such Section 280G. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

           (b)  Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and any regulations promulgated thereunder.

       9. No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise.

       10. Attorneys Fees. In the event the Bank exercises its right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 21 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

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       11. No Assignments.

           (a)  This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided that the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Bank in the same amount and on the same terms as the compensation pursuant to Section 7(d) hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

           (b)  This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

       12. Disclosure of Information. The Employee hereby acknowledges that he will have access to confidential information of the Bank and its affiliates, including without limitation subsidiaries, and that such information constitutes valuable, special and unique property of the Bank and such affiliates. The Employee shall not, during or after the term of his employment hereunder, disclose any such confidential information to any person or entity for any reason or purpose whatsoever, except as may be required by law. If the Employee becomes legally compelled to disclose any confidential information, the Employee shall provide to the Bank prompt notice thereof so that the Bank may seek a protective order or other appropriate remedy and the Employee shall cooperate with the Bank in that effort. If such protective order or other remedy is not obtained, the Employee (a) shall furnish only that portion of the confidential information that the Employee is advised by written opinion of counsel is legally required and (b) shall exercise his best effort to obtain reliable assurance that confidential treatment will be accorded such confidential information.

       13. Agreement Not to Solicit Employees, Customers or Agents. The Employee agrees that, for a period of six (6) months following the termination of his employment with the Bank for any reason, he shall not directly or indirectly, either alone or on behalf of any business engaged in competition with the Bank, solicit or induce, or in any manner attempt to solicit or induce any person employed by, customer of, or an agent of, the Bank to terminate his or her employment, relationship or agency, as the case may be, with the Bank.

       14. Non-Disparagement. The Employee agrees that during and after the term of this Agreement, he shall not (i) take any action that would demean, disparage, or criticize the Bank, its subsidiaries, divisions, or affiliates or any of their respective officers, employees, agents or directors, or (ii) make any negative or adverse remarks whatsoever to any third party, including without limitation, actual or potential customers, members of the Bank, and past, current, or future

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employees, agents, and/or consultants of the Bank, concerning the business, operations, technologies, products, services, marketing strategies, pricing policies, management, affairs and financial condition of the Bank, its subsidiaries, affiliates, and/or their successors, assigns, officers, directors, and employees; provided that nothing contained in this Section 14 shall be deemed to prohibit the Employee from truthfully responding to inquiries pursuant to legal process, providing information as required by law, conducting internal employee performance appraisals, providing information to the Board of Directors or the Bank's officers, employees, and members as necessary in the performance by the Employee of his duties.

       15. Return of Documents. The Employee agrees that upon termination of his employment with the Bank, whether voluntary or otherwise, the Employee shall deliver to the Bank all notes, letters, documents, and records which may contain proprietary information which are then in his possession or control and shall destroy any and all copies and summaries thereof not returned to the Bank.

       16. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Bank, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

       17. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

       18. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

       19. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

       20. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Texas.

       21. Arbitration. In the event of a dispute, controversy or claim arising out of or relating to this Agreement, whether or not in relation to the interpretation of any part of this Agreement, the parties irrevocably agree to submit the dispute to binding arbitration, except as otherwise provided in this Agreement.

           (a) The arbitration shall be held:

               (1) at a mutually agreed venue in Forth Worth, Texas;

               (2) in a summary manner, i.e., on the basis that it shall not be necessary to observe or carry out either the usual formalities or procedure required by any arbitration act or rules of civil procedure, or the strict rules of evidence; and

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               (3) immediately and with a view of its being completed within ninety (90) days after it is demanded, having particular regard to any urgency regarding the matter in issue.

           (b) In the event either party requires that a matter be arbitrated hereunder, such party shall give written notice thereof to the other party, which notice shall specify the dispute and the relief that the party requests at the arbitration. Upon the giving of such notice, each party shall have fifteen (15) days in which to select one arbitrator and the two selected arbitrators shall in turn choose a third arbitrator.

           (c) The third arbitrator shall be, if the question in issue is:

               (1) primarily an accounting matter, an independent certified public accountant;

               (2) primarily a legal matter, a practicing lawyer of not less than ten (10) years standing as such; and

               (3) any other matter, an independent person;

               and if the arbitrators chosen by the parties cannot agree on the choice of such accountant, lawyer or independent                person within fourteen (14) days of their appointment, such person is to be appointed by the President of the                Texas Society of Certified Public Accountants (in the case of (1) above) or the Tarrant County Bar Association (in                the case of (2) and (3) above).

       (d) Any arbitration shall be conducted before said three arbitrators pursuant to the American Arbitration Association Arbitration Rules in force on the effective date of this Agreement.

       (e) The parties irrevocably agree that the decision or award in any arbitration proceedings hereunder:

               (1) shall be binding on each of them;

               (2) shall forthwith be carried into effect;

               (3) may be made an Order of any Court of competent jurisdiction.

           (f) It is expressly agreed and understood by the parties that, notwithstanding anything to the contrary contained in this Agreement, the provisions hereof will not deprive any party from any right or remedy available to it to obtain preliminary or injunctive relief from a court of competent jurisdiction pending the decision of the arbitrators.

           (g) The provisions of this Section 21 shall continue to be binding on all parties, notwithstanding any termination or cancellation of this Agreement.

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       22. Specific Performance. Notwithstanding the provisions of Section 21 herein, in the event of a breach or threatened breach by the Employee of Sections 12 through 15 of this Agreement, the Bank shall be entitled to an injunction to prevent irreparable injury to the Bank. In this regard, the Employee understands and agrees that any breach by the Employee of the provisions of this Agreement shall result in serious and irreparable injury to the Bank and its business and that the remedy at law alone shall be an inadequate remedy for such breach.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

       THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

AFFILIATED BANK ___________________________ By: Kenneth Lynn Lee Its: Chairman of the Board Employee ____________________________ Garry J. Graham

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